UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2025

WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One E. Washington Street, Phoenix, Arizona  85004
 (Address of principal executive offices)               (Zip Code)

(602) 389-3500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	WAL	New York Stock Exchange
Depositary Shares, Each Representing a 1/400th Interest in a Share of 4.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A	WAL PrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 24, 2025, Western Alliance Bancorporation (the “Company”), its wholly owned subsidiary Western Alliance Bank (the “WAB”) and BW Real Estate, Inc., a real estate investment trust subsidiary of WAB (“BW”), entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC and MUFG Securities Americas Inc., as representatives for the initial purchasers named therin (the “Purchasers”), pursuant to which, subject to the satisfaction of the conditions set forth therein, BW agreed to issue and sell, and the Purchasers severally agreed to purchase, an aggregate of 300,000 shares of BW’s 9.500% Fixed-Rate Reset Non-Cumulative Exchangeable Perpetual Series B Preferred Stock, no par value per share (“Series B preferred stock”), with a liquidation preference of $1,000 per share. The offering is expected to result in net proceeds before expenses of $294,750,000.

The issuance of preferred capital by BW is expected to create tax efficiencies for the Bank and the Company because interest on the Series B Preferred Stock becomes a deductible expense as it is paid by the real estate investment trust prior to any taxable dividends to WAB. BW may, at its option and subject to any required regulatory approval, redeem the Series B preferred stock in whole or in part, from time to time, on any dividend payment date on or after March 30, 2030, or in whole but not in part, upon a certain events including a change in regulatory capital treatment. The Series B preferred stock is automatically exchangeable for newly issued 9.500% Fixed-Rate Reset Non-Cumulative Perpetual Series A Preferred Stock of WAB upon receipt of a directive from the Board of Governors of the Federal Reserve or any other appropriate federal regulatory authority upon the occurrence of certain specified exchange events.

The joint bookrunning managers for the offering are J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Keefe, Bruyette & Woods, Inc. The offering is being made pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Act”), in accordance with Rule 144A and Regulation S under the Act. The offering is expected to be completed on March 27 2025, subject to customary closing conditions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, WAB and BW, customary conditions to closing, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements that relate to expectations and beliefs concerning matters that are not historical facts, in particular relating to the expected tax benefits of the Series B preferred stock. These forward-looking statements are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including whether BW generates sufficient income against which interest expense may be deducted and the other risks and uncertainties described in the Company’s reports filed with the Securities and Exchange Commission.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

1.1
Purchase Agreement, dated March 24, 2025, by and among Western Alliance Bancorporation, Western Alliance Bank and BW Real Estate, Inc., and J.P. Morgan Securities LLC and MUFG Securities Americas Inc., as representatives of the initial purchasers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION
(Registrant)

/s/ Dale Gibbons

Dale Gibbons
Interim Chief Executive Officer and
Executive Vice President and
Chief Financial Officer

Date:	March 24, 2025